Exhibit 99.1

Ribbon Acquisition Corp Announces the Separate Trading of its Ordinary Shares and Rights

New York, New York, March 13, 2025 (GLOBE NEWSWIRE) -- Ribbon Acquisition Corp (NASDAQ: RIBBU) (the “Company”) announced that, holders of the 5,000,000 units sold in the Company’s initial public offering may elect to separately trade the ordinary shares and rights included in the units, with such trading having commenced on March 7, 2025. Any units not separated will continue to trade on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “RIBBU,” and the separated ordinary shares and rights are expected to trade on the Nasdaq under the symbols “RIBB” and “RIBBR,” respectively. Unitholders will need to have their brokers contact Odyssey Trust Company, the Company’s transfer agent, in order to separate the units into ordinary shares and rights.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ribbon Acquisition Corp

Ribbon Acquisition Corp is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses.

The Company is led by Mr. Angshuman (Bubai) Ghosh, the Company’s Chief Executive Officer, and Ms. Zhiyang (Anna) Zhou, the Company’s Chief Financial Officer.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the separation and trading of the Company’s securities and search for an initial business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Ribbon Acquisition Corp

Anna Zhou

Chief Financial Officer

Email: anna.zhou@ribbonacquisitioncorp.com